Exhibit 10.5

MARATHON ACQUISITION CORP.

FOUNDER UNIT

PURCHASE AGREEMENT

THIS FOUNDER UNIT PURCHASE AGREEMENT (the “Agreement”) is made as of May 11, 2006 by and between Marathon Acquisition Corp., a Delaware corporation (the “Company”), on the one hand, and Marathon Founders, LLC, Adam Aron and Martin E. Franklin (collectively, the “Founding Stockholders”), on the other hand. Except as otherwise indicated herein, capitalized terms used herein are defined in Section 4 hereof.

WHEREAS, the Founding Stockholders are officers or directors of the Company, or Affiliates thereof; and

WHEREAS, the Company is proposing to file a registration statement on Form S-1 under the Securities Act (the “Registration Statement”) with the Securities and Exchange Commission in connection with a proposed initial public offering (the “Offering”) of its units (the “IPO Units”), each IPO Unit consisting of one share (each, an “IPO Share”) of common stock of the Company, par value $.00001 per share (the “Common Stock”), and one warrant (each, an “IPO Warrant”) to purchase one additional share of Common Stock (each, an “IPO Warrant Share”); and

WHEREAS, in furtherance of the Company’s plan to obtain funding through the Offering, and to demonstrate the commitment of the Founding Stockholders to this plan, each Founding Stockholder desires to make an investment in the Company by purchasing the respective number of units (the “Founder Units”) set forth on Schedule I hereto, each Founder Unit consisting of one share of Common Stock (each, a “Founder Unit Share”) and one warrant (each, a “Founder Unit Warrant”) to purchase one additional share of Common Stock (each, a “Founder Unit Warrant Share” and together with the Founder Units, Founder Unit Shares and Founder Unit Warrants, the “Founder Securities”), on the terms and conditions described herein; and

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

Section 1. Authorization, Purchase and Sale; Terms of the Founder Securities.

A. Authorization of the Founder Units. The Company has authorized, and hereby ratifies such authorization by execution hereof, the issuance and sale to the Founding Stockholders of an aggregate of 9,375,000 Founder Units.

B. Purchase and Sale of the Founder Units. The Company shall sell to each of the Founding Stockholders, and subject to the terms and conditions set forth herein, the Founding Stockholders shall purchase from the Company, on the effective date of this agreement (the “Purchase Date”), the respective number of Founder Units set forth on Schedule I hereto. The purchase price of each Founder Unit shall be $0.00266666666666667 per unit (the “Unit Purchase Price”), for an aggregate purchase price of $25,000, which shall be paid in immediately available funds through wire transfer to the Company. The Purchase Price shall be wired to the Company by the Founding Stockholders on the Purchase Date. Amounts so received by the Company shall be credited against the purchase obligation of the Founding Stockholders established hereby.

C. Terms of the Founder Units. Each Founder Unit shall carry rights and terms identical to those possessed by the IPO Units to be issued in the Offering, as such terms are described in the Registration Statement attached hereto as Exhibit A, except as otherwise noted therein.

D. Terms of the Founder Unit Warrants. Each Founder Unit Warrant shall upon exercise and payment of the exercise price specified therein entitle the holder to purchase one Founder Unit Warrant Share. In addition, the Founder Unit Warrants shall carry rights and terms identified in the warrant agreement to be entered into by and between the Company and the Founding Stockholders, a form of which is attached as Exhibit B hereto. In the event of any conflict between this Agreement and the Warrant Agreement, the terms and provisions of which shall be deemed to be incorporated herein by reference, this Agreement shall control.

Section 2. The Closing. The closing of the purchase and sale of the Founder Units to the Founding Stockholder (the “Closing”) shall take place at the offices of the Company at 1:00 p.m., New York Time, on the Purchase Date. At the Closing, the Company shall deliver certificates evidencing the Founder Units to be purchased by the Founding Stockholders, registered in the Founding Stockholders’ respective names, upon the payment of the aggregate purchase price therefor, by wire transfer of immediately available funds to the Company.

Section 3. Representations, Warranties and Covenants of the Founding Stockholders. As a material inducement to the Company to enter into this Agreement and issue and sell the Founder Units to the Founding Stockholders, the Founding Stockholders, severally and not jointly, hereby represent, warrant and covenant to the Company (which representations, warranties and covenants shall survive the Closing) that:

A. Capacity and Compliance. The Founding Stockholders have the legal capacity to execute and perform the obligations imposed on the Founding Stockholders hereunder. The Founding Stockholders have engaged in the transactions contemplated by this Agreement within a state in which the offer and sale of the Founder Units is permitted under applicable securities laws. The Founding Stockholders understand and acknowledge that (i) the transfer of the Founder Units, as well as the Founder Unit Shares and Founder Unit Warrants included therein; (ii) the purchase of Founder Unit Warrant Shares on exercise of the Founder Unit Warrants, and (iii) the transfer of the Founder Unit Warrant Shares underlying the Founder Unit Warrants subsequent to exercise of the Founder Unit Warrants, may require the registration of such securities under Federal and/or state securities laws or the availability of an exemption from such registration requirements. The Founding Stockholders understand that: (a) the Founder Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) sold in reliance on an exemption therefrom; and (b) as of the date of this Agreement, neither the Company nor any other person is under any obligation to register such Founder Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Each of the Founding Stockholders represents, severally and not jointly, that it or he is able to bear the economic risk of its or his investment in the Founder Securities for an indefinite period of time.

B. Authorization; No Breach.

(i) This Agreement constitutes a valid and binding obligation of the Founding Stockholders, enforceable in accordance with its terms.

(ii) The execution and delivery by the Founding Stockholders of this Agreement and the fulfillment of and compliance with the respective terms hereof by the Founding Stockholders do not and shall not as of the Closing conflict with or result in a breach of the terms, conditions or provisions of any other agreement, instrument, order, judgment or decree to which the Founding Stockholders are subject.

C. Investment Representations.

(i) Each of the Founding Stockholders represents, severally and not jointly, that each is acquiring the Founder Securities, including (x) the Founder Unit Shares and Founder Unit Warrants underlying the Founder Units, and (y) the Founder Unit Warrant Shares underlying the Founder Unit Warrants for its or his own account, for investment only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) Each of the Founding Stockholders is an “accredited investor” as defined in Rule 501(a)(3) of Regulation D.

(iii) The Founding Stockholders understand that the Founder Securities are being offered and sold to it or him in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Founding Stockholders’ compliance with, the representations, warranties and agreements of each of the Founding Stockholders set forth herein in order to determine the availability of such exemptions and the eligibility of each of the Founding Stockholders to acquire such Founder Securities.

(vii) Each of the Founding Stockholders initiated discussions with the Company relating to the purchase and sale of the Founder Securities contemplated by this Agreement on an unsolicited basis prior to the date of this Agreement. The Founding Stockholders did not initiate such discussions, nor did the Founding Stockholders decide to enter into this Agreement, as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act of 1933, as amended (the “Securities Act”), including the filing of the Registration Statement.

(vi) The Founding Stockholders have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Founder Securities which have been requested by the Founding Stockholders. The Founding Stockholders have been afforded the opportunity to ask questions of the other executive officers and directors of the Company. Each of the Founding Stockholders understands that it or his investment in the Founder Securities involves a high degree of risk. Each of the Founding Stockholders has sought such accounting, legal and tax advice as it or he has considered necessary to make an informed investment decision with respect to it or his acquisition of the Founder Securities.

(vii) The Founding Stockholders understand that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Founder Securities or the fairness or suitability of the investment in the Founder Securities nor have such authorities passed upon or endorsed the merits of the offering of the Founder Securities.

(viii) Each of the Founding Stockholders is an investor in securities of companies in the development stage and acknowledges that it or he is able to fend for itself or himself, has knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments generally and particularly investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Founder Securities and is able to bear the economic risk of an investment in the Founder Securities in the amount contemplated hereunder. Each of the Founding Stockholders has adequate means of providing for it or his current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Founder Securities. Each of the Founding Stockholders can afford a complete loss of it or his investment in the Founder Securities.

(ix) Without in any way limiting the representations set forth above, each of the Founding Stockholders, severally and not jointly, agrees not to make any disposition of all or any portion of the Founder Securities held by it or him unless and until:

(1) There is then in effect a registration statement under the Securities Act and applicable state securities laws covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(2)(i) Such Founding Stockholder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Founding Stockholder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Founder Securities under the Securities Act or applicable state securities laws. Notwithstanding the foregoing, each of the Founding Stockholders also understands and acknowledges that the transfer or exercise, as the case may be, of the Founder Securities is subject to the specific conditions to such transfer or exercise, as the case may be, as outlined herein, as to which each of the Founding Stockholders, severally and not jointly, specifically assents by it or his execution hereof.

Section 3. Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Closing, except as otherwise specifically provided herein

Section 4. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth:

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity or any department, agency or political subdivision thereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities and Exchange Commission” or “Commission” means the United States Securities and Exchange Commission.

Section 5. Miscellaneous.

A. Legends.

(i) The certificates evidencing the Founder Securities will include the legend set forth in Exhibit C hereto.

(ii) By accepting the certificates bearing the aforesaid legend, each of the Founding Stockholders agrees, severally and not jointly, prior to any permitted transfer of the Founder Securities represented by the certificates and subject to the restrictions contained herein, to give written notice to the Company expressing its or his desire to effect such transfer and describing briefly the proposed transfer.

(iii) The Company may, from time to time, make stop transfer notations in its records and deliver stop transfer instructions to its transfer agent to the extent its counsel considers it necessary to ensure compliance with the Securities Act and the applicable state securities acts.

B. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement.

C. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

D. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

E. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

F. Governing Law. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The Company and the Founding Stockholders irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York or, if such court does not have jurisdiction, the New York State Supreme Court in the Borough of Manhattan, in any action arising out of or relating to this Agreement, agree that all claims in respect of the action may be heard and determined in any such court and agree not to bring any action arising out of or relating to this Agreement in any other court. In any action, the Company and the Founding Stockholders irrevocably and unconditionally waive and agree not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above court, that such action is brought in an inconvenient forum or that the venue of such action is improper. Without limiting the foregoing, the Company and the Founding Stockholders agree that service of process at each parties respective addresses as provided for in Paragraph H of Section 5 above shall be deemed effective service of process on such party.

G. Waiver of Jury Trial. Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Founding Stockholders in the negotiation, administration, performance or enforcement hereof.

H. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent:

If to the Company:

Marathon Acquisition Corp.

33 West 55th Street

New York, NY 10019

Attention: Chief Executive Officer

with a copy to:

Sutherland Asbill & Brennan LLP

1275 Pennsylvania Avenue

Washington, DC 20004

Attention: Harry S. Pangas

If to a Founding Stockholders, to the address set forth below such Founding Stockholder’s name on the signature pages hereof with a copy to:

Sutherland Asbill & Brennan LLP

1275 Pennsylvania Avenue

Washington, DC 20004

Attention: Harry S. Pangas

I. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Founder Unit Purchase Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

MARATHON ACQUISITION CORP.

By:	/s/ Michael S. Gross
Name: Michael S. Gross
Title: Chief Executive Officer

FOUNDING STOCKHOLDERS: MARATHON FOUNDERS, LLC

By:	/s/ Michael S. Gross
Michael S. Gross, Managing Member

c/o Marathon Acquisition Corp. 33 West 55th Street New York, NY 10019

By:	/s/ Adam Aron
Adam Aron

c/o Marathon Acquisition Corp. 33 West 55th Street New York, NY 10019

By:	/s/ Martin E. Franklin
Martin E. Franklin

c/o Marathon Acquisition Corp. 33 West 55th Street New York, NY 10019

Schedule I

Name	Number of Founder Units
Marathon Founders, LLC	9,275,000
Adam Aron	50,000
Martin E. Franklin	50,000

Exhibit A

[Registration Statement]

Exhibit B

[Form of Warrant Agreement

by and between the Company and the Founding Stockholders]

Exhibit C

RESTRICTED LEGENDS

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AGREEMENT BY THE REGISTERED HOLDER HEREOF NOT TO SELL SUCH SECURITIES UNTIL THE EARLIER OF ONE YEAR AFTER THE DATE OF A BUSINESS COMBINATION OR THE LIQUIDATION OF THE COMPANY.